AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29 2008
REGISTRATION NO. ______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

1 LANE TECHNOLOGIES CORP.
(Exact Name of Registrant As Specified In Its Charter)

Delaware		98-0552470
(State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code	IRS Employee Identification No.

c/o Aviram Malik
76/7 Zalman Shazar Street.
Hod Hasharon, Israel 45350
Phone number: 972-(72) 2121324
Fax number: 972-(9) 7458267

(Address and telephone number of Registrant's principal executive offices)

1 Lane Technologies Corp.
c/o Intercorp Inc.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367

(Name, address, and telephone number of agent for service)

Copies to:

David Lubin, Esq.
David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
Phone:   (516) 887-8200
Fax:       (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Registration
to be Registered	Registered	Security(1)	Price	Fee

Shares of common stock, $0.0001 par value	3,000,000	$0.03	$90,000	$4.00
Total	3,000,000	$0.03	$90,000	$4.00

(1) There is no current market for the securities. Solely for the purpose of calculating the registration fee pursuant to Rule 457(c) to the Securities Act of 1933, the Registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.03 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated ____________ 2008

1 LANE TECHNOLOGIES CORP.

Up to a Maximum of 3,000,000 Shares of Common Stock at $0.03 Per Share

We are offering for sale a maximum of 3,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.03 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all 3,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $90,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by our officers and Directors. Such persons will not be paid any commissions for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________________ 2008

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
OUR COMPANY	1
OUR DIRECT PUBLIC OFFERING	2
THE OFFERING	2
SELECTED SUMMARY FINANCIAL DATA	3
RISK FACTORS	4
RISKS RELATING TO OUR COMPANY	4
RISKS RELATING TO OUR COMMON STOCK	8
USE OF PROCEEDS	9
PERCENT OF NET PROCEEDS RECEIVED	10
DETERMINATION OF OFFERING PRICE	10
DILUTION	11
OUR BUSINESS	11
GENERAL DEVELOPMENT	11
BUSINESS SUMMARY AND BACKGROUND	12
THIRD-PARTY MANUFACTURERS/MARKETING STRATEGISTS	13
INTELLECTUAL PROPERTY	13
COMPETITION	13
PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS	13
EXISTING OR PROBABLE GOVERNMENT REGULATIONS	13
EMPLOYEES	13
TRANSFER AGENT	13
RESEARCH AND DEVELOPMENT	14
DESCRIPTION OF PROPERTY	14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	14
PLAN OF OPERATION	14
GENERAL WORKING CAPITAL	15
OTHER	15
RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS	15
OFF-BALANCE SHEET ARRANGEMENTS	16
INFLATION	16
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	16
MARKET INFORMATION	16
SECURITY HOLDERS	16
DIVIDEND POLICY	16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	17
DIRECTORS AND EXECUTIVE OFFICERS	17
AUDIT COMMITTEE AND FINANCIAL EXPERT	18
CODE OF ETHICS	18
POTENTIAL CONFLICTS OF INTEREST	18
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS	18
EXECUTIVE COMPENSATION	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
DIRECTOR INDEPENDENCE	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
LEGAL PROCEEDINGS	20
DESCRIPTION OF SECURITIES	20
OUR COMMON STOCK	20
OUR PREFERRED STOCK	20
OFFERING PERIOD AND EXPIRATION DATE	21
PROCEDURES FOR SUBSCRIBING	21

RIGHT TO REJECT SUBSCRIPTIONS	22
UNDERWRITERS	22
REGULATION M	22
SECTION 15(G) OF THE EXCHANGE ACT	22
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	23
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	23
EXPERTS	23
INTEREST OF NAMED EXPERTS AND COUNSEL	23
AVAILABLE INFORMATION	24

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to 1 Lane Technologies Corp., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY

We were incorporated in Delaware on September 17, 2007 and are a development stage company. On November 25, 2007, we entered into an exclusive worldwide patent-pending sale agreement (the “Assignment Document of Worldwide Rights”) with Mr. Eliezer Sheffer, the original inventor, in relation to a patent-pending technology (Patent Application Number: 11/720,518). We plan to use said technology (security systems for mobile vehicles, trucks, and shipping containers) to create a unique wireless data platform to support minute by minute data transmissions in exchange for a commitment to pay Mr. Sheffer Sixty thousand United States Dollars (US $60,000), according to the condition specified in the “Assignment Document of Worldwide Rights” related to the Patent Application Number 11/720,518.

1 Lane Technologies Corp.’s flagship product is a wireless data platform that supports minute by minute data transmissions. It is intended for use in three main applications:

•	A reliable and cheap data service: The wide region reliable, cheap data and SMS service that can integrate and interact with all standard equipment in use today.

•	A wide region data control relay: The secure control data relay can be transmitted from various stations all over the region to one or more central locations.

•
A real-time, robust short message wireless service will always be available, such that users can transmit vital information from hospitals, emergency centers, and security apparatus to one or more control centers using AATTM (At-All-Times).

The basic system, using 1 Lane’s proprietary, patent-pending technology, utilizes the Industrial Scientific Medical (ISM) non-licensed spectrum to provide short message and data transmission. The capacity is in an order of magnitude higher and more robust than any currently available wireless or cellular network.

Two major deficiencies plague today’s current offerings: communications tampering and excessive numbers of false alarms. . 1 Lane acquired the rights to the patent-pending technology above, to address these major deficiencies. It is intended to provide an advanced security system for mobile vehicles, trucks, and shipping containers, while detecting communications tampering and minimizing the number of false alarms.

Our principal offices are located at 76/7 Zalman Shazar Street; Hod Hasharon, Israel. Our telephone number is 972-(72) 2121324. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711, and our registered agent is Delaware Intercorp. All references to "we," "us," "our," or similar terms used in this prospectus refer to 1 Lane Technologies Corp.. Our fiscal year end is December 31st.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale.

OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 3,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $90,000. The expenses associated with this offering are estimated to be $20,000 or approximately 22% of the gross proceeds of $90,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

 The Offering

Total shares of common stock outstanding prior to the offering	7,000,000 shares

Shares of common stock being offered by us	3,000,000 shares

Total shares of common stock outstanding after the offering	10,000,000 shares

Gross proceeds:
Gross proceeds from the sale of up to 3,000,000 shares of our common stock will be $90,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to develop and implement a strategic marketing plan for marketing our product to global markets, focusing initially on North American and European markets.

Our founders currently hold 100% of our shares, and, as a result, will exercise control over our direction. After the offering, our founders will hold approximately 70% if we are successful at selling all the shares offered.

Risk Factors
There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

SELECTED SUMMARY FINANCIAL DATA

 This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our audited financial statements and notes thereto included elsewhere in this prospectus.

For the Period
From Inception
(September 17, 2007)
Through
December 31, 2007
(Audited)

Statement of Operations:
Total revenues	$-
Total operating expenses	$5,118
(Loss) from operations	$(5,118)
Net (loss)	$(5,118)
(Loss) per common share	$(0.00)
Weighted average number of common shares outstanding - Basic and diluted	3,235,849

As of December 31, 2007
(Audited)
Balance Sheet:
Cash in bank	$5,882
Total current assets	$5,882
Total assets	$85,882
Total current liabilities	$90,300
Total liabilities	$90,300
Total stockholders' (deficit)	$(4,418)
Total liabilities and stockholders' equity	$85,882

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.
We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on September 17, 2007, for the purpose of engaging in the development, manufacture, and sale of a secure, inexpensive, real time information transmission system that addresses the needs of emergency and hospital services, manufacturing, and security systems. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development of a develop and implement a strategic marketing plan for bringing our product to global markets, focusing initially on North American and European markets for our wireless data platform, which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the secure, wireless platform industry, and our Company is a highly speculative venture involving significant financial risk.

2.
We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully develop and implement a strategic marketing plan for bringing our product to global markets.

We have never generated revenues. We intend to engage in the manufacture and distribution of a wireless data system. We own the right to exploit the technology and patent for a new and improved wireless data system. However, our wireless data system is not currently available for sale. We intend to develop and implement a strategic marketing plan for bringing our product to global markets, focusing initially on North American and European markets. We may rely on third parties to work with us to develop this strategic plan. We expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in developing this marketing strategy for our wireless data system. We cannot guarantee that we will ever be successful such a strategy or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.
If we are unable to obtain funding for developing and implementing a strategic marketing plan for bringing our product to global markets, we will have to delay sales and promotion and/or go change our line of business, which could result in the loss of your total investment.

We intend to use a part of the funds to be raised in this offering to develop and implement a strategic marketing plan for bringing our product to global markets, focusing initially on North American and European markets for our wireless data system. We also plan to test this system on a wider scale to provide additional evidence of its efficiency and make it more marketable to global players and key strategic investment and marketing partners. As such, if we are unable to raise at least $54,000, we will not have sufficient funds to engage a manufacturing company to work with us to develop, deploy and market our solution. If we raise only $54,000, we believe that we will have funds available to reach the basic goals of our business plan; however, we believe we will need an additional $36,000 in order to bring the product to market on a full-scale basis. Since there are no refunds on the shares sold in this offering, if any, you may be investing in a company that will not have the funds necessary to commence operations.

4.
We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed research and development program for the next twelve months. In addition, we will require substantial additional capital following the development of a strategic marketing plan for bringing our product to global markets in order to actually market, arrange for the manufacturing of, and sell our solution. Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

5.
Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise at least $54,000 from our offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the period from September 17, 2007, through December 31, 2007, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on September 17, 2007, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise at least $54,000 from our offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

6.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing a strategic marketing plan for bringing our product to global markets and thereafter making it available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

7.	Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

8.
As a development stage company, we may experience substantial cost overruns in manufacturing and  marketing our product, and we may not have sufficient capital to successfully complete the development and  marketing of our product.

We may experience substantial cost overruns in manufacturing and marketing our product, and may not have sufficient capital to successfully complete our project. We may not be able to manufacture or market our product because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the products through prominent marketing channels and/or other methods of promotion.

9.	We will rely on a third party marketing and consulting firm to develop and implement a strategic marketing plan for bringing our product to global markets.

We will rely on a third marketing consulting firm to develop and implement a strategic marketing plan for bringing our product to global markets. Our dependence on such third party marketing consulting firm may present a number of risks, including the risk that such marketing consulting firm may not be able to perform satisfactorily by failing to meeting expected deadlines. Failure of the third party marketing consulting firm will adversely affect our ability to execute our business plan and which will have a negative impact on our business.

10.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

The wireless data transmission industry is highly competitive. Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and customers than we have. As a result, these competitors have greater name credibility with our potential distributors and customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

11.	Our success depends on third party distribution channels.

We intend to sell our product ourselves and through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our product through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our product may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our product. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

12.	Changing consumer preferences may negatively impact our business

The Company's success is dependent upon the ongoing need and appeal for a wireless data system. Consumer preferences with respect to wireless data system are continuously changing and are difficult to predict. As a result of changing consumer preferences, many wireless data systems are successfully marketed for a short period of time and then interest or demand or consumer requirements change. We cannot assure you that our product will achieve customer acceptance or will continue to be popular with consumers for any significant period of time, or that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success is dependent upon our ability to develop, introduce, and gain customer acceptance of the Company’s wireless data system and to do so in a reasonable duration and cost-effective manner. The failure of our product to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

13.
Because our Directors and officers have no experience in running a company that sells wireless data systems, they may not be able to successfully operate such a business which could cause you to lose your investment.

We are a development stage company and we intend to manufacture, market, and sell a wireless data system. Aviram Malik and Gal Ilivitzki, our current Directors and officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and officers have no experience in operating a company that sells wireless data systems. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

14.
Because Aviram Malik and Gal Ilivitzki have other outside business activities and will only be devoting up to 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Aviram Malik and Gal Ilivitzki, our current Directors and officers, intend to devote only approximately 5 hours per week to our business activities. Subsequent to the completion of this offering, we intend to increase our business activities in terms of research, development, marketing and sales. This increase in business activities may require that either our Directors and officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

15.	Our founders own 100% of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

Our founders presently own 100% of our outstanding common stock, of which our officers and directors own 29%. If all of the 3,000,000 shares of our common stock being offered hereby are sold, the shares held by our founders will constitute approximately 70% of our outstanding common stock, of which our officers and directors will hold 20% of such shares. Our founders will be able to exercise significant influence over all matters requiring shareholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

16.	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and we rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our product or reverse engineer or obtain and use information that we regard as proprietary. We have been granted one patent in the United States and we may seek additional patents in the future. We do not know if any future patent application will be issued with the scope of the claims we seek, if at all, or whether any patents we receive will be challenged or invalidated. Thus, we cannot assure you that our intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented or challenged. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse affect on our business, financial condition, or results of operations.

17.	We may be subject to intellectual property litigation, such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to develop a commercially viable product without infringing the proprietary rights of others. Although we have not been notified of any infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our wireless data system in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether or not we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

18.	You will experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. resident Directors and officers.

Our operations are in Israel. Our Directors and executive officers are foreign citizens and do not reside in the United States. It may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. In addition, the courts in the country where we are located (Israel) may not permit lawsuits for the enforcement of judgments arising out of the United States and state securities or similar laws. Thus, should any situation arise in the future in which you have a cause of action against these persons or us, you are at greater risk in investing in our Company rather than a domestic company because of greater potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons as opposed to domestic persons or entities.

19.	If and when we sell our products, we may be liable for product liability claims and we presently do not maintain product liability insurance.

The wireless data system that we are developing may expose us to potential liability from personal injury or property damage claims by end-users of the product. We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. We cannot assure you that when we commence distribution of our product that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future products our liability could exceed our total assets and our ability to pay the liability.

RISKS RELATING TO OUR COMMON STOCK

20.
We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share, 7,000,000 of which are issued and outstanding. If the maximum offering is successfully completed, there will be 10,000,000 shares issued and outstanding. Accordingly, we can issue, at any time(s), up to an additional 190,000,000 shares of common stock, possibly for nominal consideration, without shareholder approval. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

21.
Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

22.	The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

23.	There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 3,000,000 shares offered at a public offering price of $0.03 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED

	60%	80%	100%
Shares Sold	1,800,000	2,400,000	3,000,000
Gross Proceeds	$54,000	$72,000	$90,000
Less Offering Expenses	$(20,000)	$(20,000)	$(20,000)
Net Offering Proceeds	$34,000	$52,000	$70,000

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	60%	80%	100%
General working capital	$14,000	$22,000	$30,000
Strategic Planning, Analysis, and Further Development costs	$10,000	$15,000	$20,000
Sales and Marketing	$10,000	$15,000	$20,000
Total	$34,000	$52,000	$70,000

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.03 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value as of December 31, 2007 was -$14,422 or -$0.0014 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2007, as adjusted to give effect to the receipt of net proceeds from the sale of 3,000,000 shares of common stock for $0.03, which represents net proceeds after deducting estimated offering expenses of $20,000. This represents an immediate increase of $0.0015 per share to existing stockholders and an immediate and substantial dilution of $0.0314 per share, or approximately 105%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of December 31, 2007, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.03 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	7,000,000	70%	$700
New Investors	3,000,000	30%	$90,000
Total	10,000,000	100%	$90,700

OUR BUSINESS

GENERAL DEVELOPMENT

We were incorporated in Delaware on September 17, 2007 and we are a development stage company. We intend to engage in the manufacture and distribution of a new and improved wireless data system which uses a patent-pending technology that addresses two deficiencies in the security and protection aspects of wireless data transmission. We have not generated any revenues to date and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our officers, who are also our Directors.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither 1 Lane Technologies Corp., nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have entered into an “Assignment of Worldwide Rights” agreement in which 1 Lane Technologies Corp. receives all rights, title, and interest for the United States and possessions and for all other countries of the world related to a patent-pending (Patent Application Number: 11/720,518) technology that creates a security system for mobile vehicles, trucks and shipping containers (the “Product”). On May 31, 2007 a patent application was filed in the United States Patent and Trademark Office. The inventor of the technology covered by this patent is Eliezer Sheffer.

An “Assignment Document of Worldwide Rights” was signed between Eliezer Sheffer and 1 Lane Technologies Corp. on November 25, 2007, granting 1 Lane Technologies Corp. exclusive rights to the Patent Application and all Intellectual Property rights, free and clear of any lien, charge, claim, preemptive rights, etc. for a security system for mobile vehicles, trucks and shipping containers.

Our principal offices are located c/o Aviram Malik, 76/7 Zalman Shazar Street; Hod Hasharon, Israel. Our telephone number is 972-(72) 212-1324.

BUSINESS SUMMARY AND BACKGROUND

1 Lane Technologies Corp. has acquired the rights to a patent-pending technology upon which a unique wireless data platform is built. This platform supports minute-by-minute data transmission intended for several key areas. Preliminary tests have already been run in a real-world environment. The patent-pending technology utilizes the ISM (Industrial Scientific Method) non-licensed spectrum to provide short message transmission and data transmission. The unique element of this system is that it can perform this functionality at an order of magnitude delivering more capacity and much higher robustness than any currently available wireless or cellular network, without interfering whatsoever with other network activities.

The technology enables a subscriber’s stand-alone module to transmit data packets every 60 seconds (or less), with practically unlimited numbers of subscribers, simultaneously and to all locations. The data packet includes key data such as subscribers; ID, location, status, etc.) or any other data messaging applications.

The system provides several key advantages, including: the ability to exploit the readily available, existing worldwide non-licensed spectrum that is transparent to other wireless and existing cellular networks; the ability to either substitute or marginally relate to the on-going transmissions at no additional cost; and the ability to provide non-stop, real-time, fail-safe data via a wireless communications platform that ensures that the wireless link between remote units to a monitoring center (or other unites) cannot be neutralized, severed, deciphered, tampered, or compromised by hackers, without being detected in real-time. These benefits all make this system an excellent platform for mission-critical applications.

1 Lane plans to further develop this system and investigate methods for targeting markets related to security, monitoring and other mission-critical applications, as well as traditional cellular carriers. The initial target market will likely in the area of security/protection for mission-critical assets (both mobile and stationary). This market is currently plagued with two major deficiencies: the inability to detect communications tamper-attempts in real-time, and an excessive amount of false alarms. While there have been attempts to rectify these deficiencies in the past, no current solutions have succeeded either commercially or technically.

The 1 Lane solution is based on three “building blocks”: a subscriber unit, which is based on a standard wireless communications chipset with minor hardware and software algorithm additions; a base unit, which is also based on existing wireless communications transceiver hardware (with additions of hardware and software introduced by external SBC computer to manipulate the standard transceiver operations); and a computer center, which is based on standard PC with the appropriate database management and display software connected via a Virtual Private Network (VPN) to all the base units.

A key concept of this solution includes relying on the repetitive subscriber unit transmission ensure that the subscriber unit is still active and operable and that no tamper or breaches have occurred. As a result of this technology, 1 Lane estimates that it can create a cellular network at a fraction of the cost of current cellular network deployments.

The Company’s marketing plan includes some or all of the following: aligning itself with major cellular, energy and security players; establishing strategic alliances to accelerate the marketing and sales regulatory process (where needed) and utilizing partner distribution channels to market the applications to its maximum potential; integrating additional development projects into its infrastructure as a way of reducing its dependency on the cellular sector; and generally leveraging its scientific and other key resources.

The Company plans to utilize top-level business development personnel in order to actively penetrate its markets and form strategic alliances with leading players. The objective of this strategy is to develop a strong presence in the North American and European markets, create a strong brand recognition and product portfolio, extend its development program, and create an effective global product distribution strategy.

Since 1 Lane has a finished product, our main financial budget is aimed at marketing. The Company expects that the marketing budget’s strategy will be spent primarily on “bringing our product to the world.” This will be accomplished through three major channels: licensing, direct sales, and self-operation.

THIRD-PARTY MANUFACTURERS/MARKETING STRATEGISTS

We mayrely on third parties to develop an effective marketing strategy and to work with us to manufacture the product. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our solution as planned. In addition, we may not be able to contract with third parties to market our solution in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our wireless data system.

INTELLECTUAL PROPERTY

On November 25, 2007, we signed an “Assignment Document of Worldwide Rights” with Eliezer Sheffer, the original patent-pending owner, licensing all rights, title and interest in, for a unique wireless data platform to support minute by minute data transmissions. On May 31, 2007, a patent application was filed in the United States Patent and Trademark Office.

COMPETITION

There are several companies in the wireless and cellular communications industries, including major international manufacturers. We are not, however, aware of any other company that has developed, manufactured, and/or marketed a system or solution of a similar nature that incorporates such a unique wireless data platform to support minute by minute data transmissions.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

As described above, we have entered into an exclusive patent licensing agreement for the patented technology on which our proposed unique wireless data platform. In addition, as described above, we have entered into an “Assignment Document of Worldwide Rights” whereby we acquired full rights to all title, interests etc. related to the patent-pending technology.

In addition, we are developing a website related to our product, which we intend to use to promote, advertise, and potentially market our invention, once the planning and development stages are complete. We intend to full protect our invention and development stages with copyright and trade secrecy laws.

EXISTING OR PROBABLE GOVERNMENT REGULATIONS

We may be subject to the provisions of the Federal Consumer Product Safety Act and the Federal Hazardous Substances Act, among other laws. These acts empower the CPSC to protect the public against unreasonable risks of injury associated with consumer products. The CPSC has the authority to exclude from the market articles that are found to be hazardous and can require a manufacturer to repair or repurchase such devices under certain circumstances. Any such determination by the CPSC is subject to court review. Violations of these acts may also result in civil and criminal penalties. Similar laws exist in some states and cities in the U.S. and in many jurisdictions throughout the world.

EMPLOYEES

Other than our current directors and officers, Aviram Malik and Gal Ilivitzki, we have no other full time or part-time employees. If and when we develop a strategic marketing plan for bringing our product to global markets, we may need additional employees for such operations. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

TRANSFER AGENT

We have engaged Nevada Agency and Trust as our stock transfer agent. Nevada Agency and Trust is located at 50 West Liberty Street, Reno, Nevada 89501. Their telephone number is (775) 322-0626 and their fax number is (775) 322-5623. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

RESEARCH AND DEVELOPMENT

We have not incurred costs to date and are not currently conducting any research and development activities. We do, however, have plans to undertake research and development activities during our first year of operation. If we are able to raise funds in this offering, we will retain one or more third parties to conduct research and development concerning our wireless data system. We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering. For a detailed description see "Plan of Operation."

DESCRIPTION OF PROPERTY

Our Principal executive offices are located at c/o Aviram Malik, 76/7 Zalman Shazar Street; Hod Hasharon, Israel. This location is the home a director and the President of the Company, and we have been allowed to operate out of such location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

PLAN OF OPERATION

We are a development stage company that has licensed the technology and patent for a wireless data system. The purpose of this product is to provide a superior, unique wireless data platform to support minute by minute data transmissions.

Although we have not yet engaged a manufacturer to develop and implement a strategic marketing plan for bringing our product to global markets, based on our preliminary discussions with certain manufacturing vendors, we believe that it will take approximately three to four months to construct a basic marketing strategy. If and when we have a viable strategy, depending on the availability of funds, we estimate that we would need approximately an additional four to six months to bring this product to market. Our objective is to manufacture and promote the solution ourselves through third party sub-contractors and market the product, and/or to license the manufacturing rights to product and related technology to third party manufacturers who would then assume responsibility for marketing and sales.

Depending on the relative success of this offering, the following table details how we intend to use the funds to execute our plan of operation. All amounts listed below are estimates.

	60%	80%	100%
Development: General working capital	$14,000	$22,000	$30,000
Administration: Strategy, Planning	$10,000	$15,000	$20,000
Marketing: Sales and Marketing	$10,000	$15,000	$20,000
Total	$34,000	$52,000	$70,000

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.

If less than $54,000 is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

GENERAL WORKING CAPITAL

We may be wrong in our estimates of funds required in order to proceed with developing and implementing a strategic marketing plan for bringing our product to global markets, and executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise at least $54,000 from our offering we will not have sufficient funds to develop and implement this global marketing strategy. If we are unable to raise funds, we may attempt to sell the Company or file for bankruptcy. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this new pronouncement will have a material impact on its financial statements.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

SECURITY HOLDERS

As of January 28, 2008, there were 7,000,000 shares of common stock issued and outstanding, which were held by seven stockholders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation plans.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of January 28, 2008.

Name	Age	Positions and Offices Held

Aviram Malik	36	President and Director

Gal Ilivitzki	41	Secretary and Treasurer

Our Directors hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

 Aviram Malik has been our President and Director since the Company's inception on September 17, 2007. After his service in the Israeli navy as a deep sea diver in 1994, Aviram served as a Branch Manager for a leading pharmaceuticals corporation in Israel from 1994 to 1997. In 1997, Aviram was appointed European Sales Manager for Buzz VC, a leading hi-tech video conferencing company. He held this position for a several years and was later appointed Zone Manager for Loreal, in France in 2000, where he was responsible for sales and management of a sales force responsible for the Mediterranean region. From 2002-2003, Aviram served as a retail manager for one of Israel's largest companies. As such, he was responsible for negotiations with suppliers both in Israel and abroad, overseeing the running of four Duty Free shops in Israel's air and sea ports.

Gal Ilivitzki has served as our Secretary and Treasurer since the Company's inception on September 17, 2007. Gal graduated from university with a dual B.A. in Public Administration and Political Science in 1995. From 1992 - 2000, while attending university and for a few years after his graduation, Gal was employed first as an Assistant Manager and then as a Regional Manager of a number of branch offices for a major pharmaceutical company in Israel. During this time, he was responsible for managing large teams of employees and overseeing many of the responsibilities and functions of the branches. From 2000-2001, Gal served as Marketing and Sales Manager for Shamir, a company involved in the manufacturing and sales of building materials. While at Shamir, he was responsible for managing both the sales team and the advertising budget. Since 2001, Gal has served as a Manager of the SAKAL Group for their Northern Stores, overseeing sporting and electronics goods. His responsibilities include managing a large sales force (including store managers), negotiating with suppliers in Israel and abroad.

There are no familial relationships among any of our Directors or officers. None of our Directors or officers is a Director in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

AUDIT COMMITTEE AND FINANCIAL EXPERT

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will. The policy of having no committee will change if the constitution of one such becomes necessary as a result of growth of the Company or as mandated by public policy.

CODE OF ETHICS

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the first or second quarter of 2008.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our officers since our inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION

Since our incorporation on September 17, 2007, we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on September 17, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no long-term equity incentive plans.

OUTSTANDING EQUITY AWARDS

None of our directors or executive officers holds unexercised options, stock that has not vested, or equity incentive plan awards.

COMPENSATION OF DIRECTORS

Since our incorporation on September 17, 2007, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On November 20, 2007, we issued 1,505,000 shares of our common stock to Mr. Aviram Malik, our President and a director, for a cash payment of $150. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On November 20, 2007, we issued 500,000 shares of our common stock to Mr. Gal Ilivitzki, our Secretary and a director, for a cash payment of $50. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

As of December 31, 2007, the Company owed to a director and a stockholder of the Company $39,300 for a working capital loan received by the Company from inception until December 31, 2007. There is no formal promissory note , the loan is unsecured, non-interest bearing, and has no terms for repayment.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 7,000,000 shares of our common stock outstanding as of January 28, 2008.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)
Eliezer Sheffer	700,000	10%
Diversify Investment Group, Ltd. (2)	1,505,000	21.5%
Benjamin Karasik	700,000	10%
Gal Ilivitski	500,000	7.15%
Nitzan Orgal	585,000	8.35%
Asher Zwebner	1,505,000	21.5%
Lavi Krasney	1,505,000	21.5%
All stockholders, and / or Directors and / or executive officers as a group (two persons)	7,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

(2) Aviram Malik, our President and a director, is the beneficiary of Diversify Investment Group, Ltd.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company or any director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

OUR COMMON STOCK

We are authorized to issue 200,000,000 shares of our Common Stock, $0.0001 par value, of which, as of Janury 28, 2008, 7,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

OUR PREFERRED STOCK

 We are not authorized to issue shares of preferred stock.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 3,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.03 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all 3,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.03 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Mr. Gal Ilivitzki, and/or Mr. Aviram Malik who are officers of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither Gal Ilivitzki nor Aviram Malik are not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "1 Lane Technologies Corp."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

UNDERWRITERS

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this SB-2 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

REGULATION M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

Alan Weinberg CPA. is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The legal opinion rendered by David Lubin and Associates PLLC regarding the common stock of 1 Lane Technologies Corp. registered on Form SB-2 is as set forth in their opinion letter included in this prospectus.

EXPERTS

Our financial statements as of December 31, 2007, and for the period then ended and cumulative from inception (September 17, 2007), appearing in this prospectus and registration statement have been audited by Alan Weinberg CPA, an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of 1 Lane Technologies Corp. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We furnish our stockholders with annual reports containing audited financial statements.

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of 1 Lane technologies Corp.:

We have audited the accompanying balance sheet of 1 Lane technologies Corp. (a Delaware corporation in the development stage) as of December 31, 2007, and the related statements of operations, stockholders’ (deficit), and cash flows for period ended December 31, 2007, and from inception (September 17, 2007) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1 Lane technologies Corp. as of December 31, 2007, and the results of its operations and its cash flows for the period ended December 31, 2007, and from inception (September 17, 2007) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2007, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Alan Weinberg CPA

Baltimore, Maryland
January 15, 2008

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
 AS OF DECEMBER 31, 2007

2007
ASSETS
Current Assets:	$5,882
Cash

Total current assets	5,882

Other Assets:
Patent pending	60,000
Deferred offering costs	20,000

Total other assets	80,000

Total Assets	$85,882
LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Patent contract obligation	$30,000
Accrued liabilities	21,000
Loans from related parties - Directors and stockholders	39,300

Total current liabilities	90,300

Total liabilities	90,300

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares authorized; 7,000,000 shares issued and outstanding	700
(Deficit) accumulated during the development stage	(5,118)

Total stockholders' (deficit)	(4,418)

Total Liabilities and Stockholders' (Deficit)	$85,882

The accompanying notes to financial statements are
an integral part of this balance sheet.

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED DECEMBER 31, 2007,
AND CUMULATIVE FROM INCEPTION (SEPTEMBER 17, 2007)
THROUGH DECEMBER 31, 2007

	Period Ended December 31, 2007	Cumulative From Inception
Revenues	$-	$-

Expenses:
General and administrative-
Professional fees	4,950	4,950
Other	168	168

Total general and administrative expenses	5,118	5,118

(Loss) from Operations	(5,118)	(5,118)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(5,118)	$(5,118)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	3,235,849

The accompanying notes to financial statements are
an integral part of these statements.

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 17, 2007)
THROUGH DECEMBER 31, 2007

			(Deficit)
			Accumulated
			During the
	Common stock		Development
Description	Shares	Amount	Stage	Totals

Balance - September 17, 2007	-	$-	$-	$-

Common stock issued for cash	3,000,000	700	-	700

Net (loss) for the period	-	-	(5,118)	(5,118)

Balance - December 31, 2007	3,000,000	$700	$(5,118)	$(4,418)

The accompanying notes to financial statements are
an integral part of these statements.

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED DECEMBER 31, 2007,
AND CUMULATIVE FROM INCEPTION (SEPTEMBER 17, 2007)
THROUGH DECEMBER 31, 2007

	Period Ended December 31, 2007	Cumulative From Inception
Operating Activities:
Net (loss)	$(5,118)	$(5,118)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in net liabilities-Accrued liabilities	21,000	21,000

Net Cash Provided in Operating Activities	15,882	15,882

Investing Activities:
Acquisition and costs of patent pending	(30,000)	(30,000)

Net Cash Used in Investing Activities	(30,000)	(30,000)

Financing Activities:
Issuance of common stock for cash	700	700
Deferred offering costs	(20,000)	(20,000)
Loans from related parties - Directors and stockholders	39,300	39,300

Net Cash Provided by Financing Activities	20,000	20,000

Net (Decrease) Increase in Cash	5,882	5,882

Cash - Beginning of Period	-	-

Cash - End of Period	$5,882	$5,882

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these statements.

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

1 Lane technologies Corp. (“1 Lane technologies” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on September 17, 2007. The business plan of the Company is to develop a commercial application of the design in a patent pending of a “Security system for mobile vehicles, trucks and shipping containers ” which is a device intended to provide security for mobile entities. The Company also intends to enhance the existing prototype, obtain approval of its patent application, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device. The accompanying financial statements of 1 Lane technologies were prepared from the accounts of the Company under the accrual basis of accounting.

The Company has commenced a capital formation activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commissions (“SEC”) to register and sell in a self-directed offering 3,000,000 shares of newly issued common stock at an offering price of $0.03 for proceeds of up to $90,000. As of January 15, 2007, the Company was continuing with the preparation of its registration document, and had not yet filed it with the SEC.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2007.

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2007, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

The Company capitalizes the costs associated with obtaining a Patent or other intellectual property associated with its intended business plan. Such costs are amortized over the estimated useful lives of the related assets.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended December 31, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2007, and expenses for the period ended December 31, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to develop a commercial application of the design in a patent pending of a “Method and apparatus for battery testing and measuring” which is a device intended to provide battery testing and measuring. The Company also intends to enhance the existing prototype, obtain approval of its patent application, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device.

In November 2007, the Company entered into an Invention Assignment Agreement with Eliezer Sheffer, the inventor, whereby the Company acquired from Eliezer Sheffer all of the right, title and interest in the Invention known as the “Security system for mobile vehicles, trucks and shipping containers” for consideration of $60,000. The Invention is the subject of United States Patent Application 11/720,518 which was filed with the United States Patent and Trademark Office on May 31, 2007. Currently, the Patent Application is pending.

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

The Company has also commenced a capital formation activity to submit a Registration Statement on Form SB-2 to the SEC to register and sell in a self-directed offering 3,000,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $90,000. As of January 15, 2007, the Company was continuing with the preparation of its registration document, and had not yet filed it with the SEC.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2007, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Patent Pending

In November 2007, the Company entered into an Invention Assignment Agreement with Eliezer Sheffer, the inventor, whereby the Company acquired from Eliezer Sheffer all of the right, title and interest in the Invention known as the “Security system for mobile vehicles, trucks and shipping containers” for consideration of $60,000. Under the terms of the Assignment Agreement, the Company was assigned rights to the Invention free of any liens, claims, royalties, licenses, security interests or other encumbrances. The inventor of the Invention is not an officer or director of the Company, or an investor or promoter of such. The Invention is the subject of United States Patent Application 11/720,518 which was filed with the United States Patent and Trademark Office on May 31, 2007. Currently, the Patent Application is pending. The historical cost of obtaining the Invention and filing for the patent has been capitalized by the Company, and amounted to $60,000 as of December 31, 2007. If the Patent is granted to the Company, the historical cost of the Patent will be amortized over its useful life, which is estimated to be 17 years.

(4)  Loans from Related Parties - Directors and Stockholders

As of December 31, 2007, loans from related parties - Directors and stockholders amounted to $39,300, and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

(5)  Common Stock

On November 13, 2007, the Company issued 7,000,000 shares of its common stock to seven individuals who are founders of the Company, including the Company's initial Directors and officers for proceeds of $700.

The Company has commenced a capital formation activity to submit a Registration Statement on Form SB-2 to the SEC to register and sell in a self-directed offering 3,000,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $90,000. As of December 31, 2007, the Company had incurred $20,000 of deferred offering costs related to this capital formation activity.

(6)  Income Taxes

The provision (benefit) for income taxes for the period ended December 31, 2007, was as follows (assuming a 23% effective tax rate):

2007

Current Tax Provision:
Federal and state-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal and state-
Loss carryforwards	$1,177
Change in valuation allowance	(1,177)

Total deferred tax provision	$-

The Company had deferred income tax assets as of December 31, 2007, as follows:

2007

Loss carryforwards	$1,177
Less - Valuation allowance	(1,177)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended December 31, 2007, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

As of December 31, 2007, the Company had approximately $5,118 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2027.

(7)  Related Party Transactions

On November 20, 2007, we subscribed 1,505,000 shares of our common stock to Mr. Aviram Malik, our President and Director, for a cash payment of $150.

On November 20, 2007, we subscribed 500,000 shares of our common stock to Mr. Gal Ilivitzki, our Secretary and Director, for a cash payment of $50.

As described in Note 4, as of December 31, 2007, the Company owed $39,300 Directors, officers, and principal stockholders of the Company for working capital loans.

(8)  Commitments

As described in Notes 1, 2 and 5, as of December 31, 2007, the Company had commenced a capital formation activity to submit a Registration Statement on Form SB-2 to the SEC. In connection with this capital formation activity, the Company is committed to pay legal and accounting fees amounting to approximately $20,000.

(9)  Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - An Amendment of FASB Statements No. 87, 88, 106 and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

1 LANE TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115,” which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51,” which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity, (b) clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income, (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly, (d) measure of any gain, loss or retained noncontrolling equity at fair value after a subsidiary is deconsolidated, and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods on or after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$4.00

Accounting fees and expenses	10,000

Legal fees and expenses	10,000

Total:	$20,000

All expenses other than the SEC registration fee are estimated

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

 On November 20, 2007, we issued an aggregate of 7,000,000 shares of our common stock to our founders.

1,505,000 shares of our common stock were to Diversified Investment Group, Ltd. The beneficiary of Diversified Investment Group, Ltd. is Aviram Malik, the Chief Executive Officer and a director of the Company. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $150.50. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Malik is one of our founding officers and a director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

500,000 shares of our common stock were to Gal Ilivitski, our Treasurer and Secretary. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $50. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Ilivitski is one of our founding officer and a director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

We also issued an aggregate of 4,995,000 shares of our common stock to the following founders of our Company: Eliezer Sheffer (700,000); Benjamin Karasik (700,000); Nitzan Orgal (585,000); Asher Zwebner (1,505,000); and Lavi Krasney (1,505,000). The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $499.50. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. All persons named above had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Item 27. Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation of the Company

3.2	By-Laws of the Company

3.3	Form of Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

10.1	Patent and Technology Assignment

23.1	Consent of Alan Weinberg, CPA

23.2	Consent of legal counsel (see Exhibit 5.1)

Item 28. Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any   period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Jerusalem, Israel January 29, 2008.

1 lane Technologies Corp,

Date January 29, 2008	By:	/s/ Aviram Malik
Aviram Malik
President (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Aviram Malik	President and Director (Principal	January 29, 2008
Aviram Malik	Executive Officer)

/s/Gal Ilivitski	Secretary and Director (Principal Financial and	January 29, 2008
Gal Ilivitski	Accounting Officer)